Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Condensed Consolidated Statements of Financial Position	2

Condensed Consolidated Statements of Profit or Loss	3

Condensed Consolidated Statements of Equity	4-5

Condensed Consolidated Statements of Cash Flows	6-7

Notes to Interim Condensed Consolidated Financial Statements	8-20

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,699	$18,786	$55,856
Financial assets at fair value through profit or loss	14,758	17,325	13,154
Rents and other receivables, net	5,168	2,892	2,201
Prepaid expenses and other assets	3,611	5,524	4,179
Due from affiliate	2,317	—	—
Restricted cash	51,109	16,164	25,486
	96,662	60,691	100,876
Investment properties held for sale	58,475	—	—
	155,137	60,691	100,876
NON-CURRENT ASSETS
Investment properties	860,067	1,322,496	1,157,945
Property plant and equipment - hotel, net	23,500	33,016	33,624
Investment in joint ventures	142,924	164,822	177,375
Restricted cash	—	9,261	16,890
Goodwill	—	949	949
	1,026,491	1,530,544	1,386,783
Total assets	$1,181,628	$1,591,235	$1,487,659

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable, net	$510,826	$125,300	$157,316
Bonds payable, net	290,276	20,205	20,653
Accounts payable and accrued liabilities	24,289	25,018	27,996
Due to affiliates	19,872	12,524	12,660
Other liabilities	14,312	20,876	18,516
	859,575	203,923	237,141
Liabilities related to investment properties held for sale	71,394	—	—
	930,969	203,923	237,141
NON-CURRENT LIABILITIES
Lease obligation	9,286	9,248	8,912
Other liabilities	24,770	14,037	26,380
Notes payable, net	—	435,840	388,582
Bonds payable, net	—	345,568	298,741
	34,056	804,693	722,615
Total liabilities	965,025	1,008,616	959,756

EQUITY
Owner's net equity	215,197	579,124	523,989
Non-controlling interests	1,406	3,495	3,914
Total equity	216,603	582,619	527,903
Total liabilities and equity	$1,181,628	$1,591,235	$1,487,659
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

November 30, 2025	/s/ Ryan Schluttenhofer	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	McMillan III, Peter	Hall, Keith David
financial statements	Chief Accounting Officer	President and Director authorized by the Company's Board of Directors to execute the financial statements	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$78,170	$86,077	$24,476	$28,462	$112,567
Tenant reimbursements	8,680	8,623	2,705	3,001	11,672
Hotel revenues	5,622	6,225	1,000	1,186	9,061
Other operating income	1,376	1,422	444	461	1,899
Total revenues and other income	93,848	102,347	28,625	33,110	135,199

Expenses:
Operating, maintenance, and management fees	(33,684)	(35,639)	(10,382)	(12,694)	(48,572)
Real estate taxes and insurance	(15,466)	(18,648)	(4,563)	(5,617)	(23,410)
Hotel expenses	(4,619)	(5,018)	(1,246)	(1,361)	(6,877)
Total expenses	(53,769)	(59,305)	(16,191)	(19,672)	(78,859)
Gross profit	40,079	43,042	12,434	13,438	56,340

Fair value adjustment of investment properties, net	(208,801)	(109,641)	(97,591)	(29,881)	(123,140)
Depreciation	(794)	(864)	(246)	(292)	(1,178)
Equity in loss of unconsolidated joint ventures, net	(34,451)	(45,639)	(30,151)	(36,358)	(49,226)
Asset management fees	(11,060)	(11,946)	(3,673)	(3,972)	(15,622)
Impairment charges on goodwill	(949)	—	(949)	—	—
Impairment loss - hotel	(9,361)	(6,400)	(6,190)	(2,946)	(6,400)
General and administrative expenses	(4,408)	(6,364)	(1,531)	(1,774)	(7,425)
Operating loss	(229,745)	(137,812)	(127,897)	(61,785)	(146,651)

Finance income (loss) from financial assets at fair value through profit or loss	1,604	(7,824)	642	8,727	(11,995)
Finance expenses, net	(53,109)	(55,361)	(19,815)	(20,579)	(71,892)
Foreign currency transaction (loss) gain, net	(30,063)	6,724	(5,906)	(4,556)	(3,156)
Other income	1,268	1,117	252	379	1,764
Loss on extinguishment of debt, net	(1,045)	—	(1,045)	—	(6,033)
Net loss before income taxes	$(311,090)	$(193,156)	$(153,769)	$(77,814)	(237,963)
Income tax benefit (provision)	—	—	830	—	(10,000)
Net loss	$(311,090)	$(193,156)	$(152,939)	$(77,814)	$(247,963)

Net loss attributable to owner	$(308,792)	$(188,042)	$(150,902)	$(75,734)	$(243,177)
Net loss attributable to non-controlling interests	(2,298)	(5,114)	(2,037)	(2,080)	(4,786)
Net loss	$(311,090)	$(193,156)	$(152,939)	$(77,814)	$(247,963)
Total comprehensive loss	$(311,090)	$(193,156)	$(152,939)	$(77,814)	$(247,963)
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(308,792)	—	(308,792)	(2,298)	(311,090)
Total comprehensive loss	—	(308,792)	—	(308,792)	(2,298)	(311,090)
Noncontrolling interest contribution	—	—	—	—	35	35
Noncontrolling interest distributions	—	—	—	—	(245)	(245)
Balance as of September 30, 2025	$693,554	$(521,431)	$43,074	$215,197	$1,406	$216,603

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 01, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(188,042)	—	(188,042)	(5,114)	(193,156)
Total comprehensive loss	—	(188,042)	—	(188,042)	(5,114)	(193,156)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Noncontrolling interest contributions	—	—	—	—	493	493
Noncontrolling interest distribution	—	—	—	—	(2,608)	(2,608)
Balance as of September 30, 2024	$693,554	$(157,504)	$43,074	$579,124	$3,495	$582,619

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of July 1, 2025	$693,554	$(370,529)	$43,074	$366,099	$3,418	$369,517
Net loss	—	(150,902)	—	(150,902)	(2,037)	(152,939)
Total comprehensive loss	—	(150,902)	—	(150,902)	(2,037)	(152,939)
Noncontrolling interest contribution	—	—	—	—	25	25
Balance as of September 30, 2025	$693,554	$(521,431)	$43,074	$215,197	$1,406	$216,603

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (CONTINUED)

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of July 1, 2024	$693,554	$(81,770)	$43,074	$654,858	$7,816	$662,674
Net loss	—	(75,734)	—	(75,734)	(2,080)	(77,814)
Total comprehensive loss	—	(75,734)	—	(75,734)	(2,080)	(77,814)
Distribution to owner	—	—	—	—	—	—
Noncontrolling interest contribution	—	—	—	—	96	96
Noncontrolling interest distribution	—	—	—	—	(2,337)	(2,337)
Balance as of September 30, 2024	$693,554	$(157,504)	$43,074	$579,124	$3,495	$582,619

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance as of January 01, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Total comprehensive loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Noncontrolling interests contributions	—	—	—	—	584	584
Noncontrolling interests distributions	—	—	—	—	(2,608)	(2,608)
Balance as of December 31, 2024	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net loss	$(311,090)	$(193,156)	$(152,939)	$(77,814)	$(247,963)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of joint ventures, net	34,451	45,639	30,151	36,358	49,226
Fair value adjustment on investment properties, net	208,801	109,641	97,591	29,881	123,140
Depreciation	794	864	245	292	1,178
Impairment loss - hotel	9,361	6,400	6,190	2,946	6,400
Impairment charges on goodwill	949	—	949	—	—
Income tax (benefit) provision	—	—	(830)	—	10,000
Deferred rent	1,158	(815)	54	(490)	(859)
Credit loss on financial assets	1,780	1,819	1,756	921	2,682
Finance expenses, net	53,109	55,361	19,815	20,579	71,892
Other income	(1,268)	(1,117)	(252)	(379)	(1,764)
Loss on extinguishment of debt	1,045	—	1,045	—	6,033
Finance (income) loss from financial assets at fair value through profit or loss	(1,604)	7,824	(642)	(8,727)	11,995
Foreign currency transaction loss (gain), net	30,063	(6,724)	5,906	4,556	3,156
	27,549	25,736	9,039	8,123	35,116
Changes in assets and liabilities:
Restricted cash	(2,650)	14,114	(952)	3,709	(154)
Rents and other receivables, net	2,247	(1,345)	4,701	(772)	(1,517)
Prepaid expenses and other assets	565	(486)	695	643	485
Accounts payable and accrued liabilities	(3,055)	(3,008)	1,047	96	(1,697)
Due to affiliates	(2,788)	3,836	(4,780)	950	4,676
Other liabilities	49	(1,450)	(3,801)	2,288	7,264
	(5,632)	11,661	(3,090)	6,914	9,057
Net cash provided by operating activities	21,917	37,397	5,949	15,037	44,173

Cash Flows from Investing Activities:
Improvements to investment properties	(9,157)	(22,039)	(2,699)	(4,527)	(27,512)
Proceeds from sales of investment properties, net	34,035	87,411	32,187	84,285	242,347
Distribution of capital from joint venture	757	1,497	—	—	1,497
Advance to associate	(2,317)	—	—	—	—
Other income received	1,268	1,117	252	379	1,764
Payments for development obligations	(3,012)	(7,338)	(701)	(3,433)	(11,540)
Tax refund (paid) related to sales of investment properties	—	—	830	—	(10,000)
Contributions to joint ventures	—	(63,376)	—	(24,687)	(79,530)
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	—	16,379	—	—	16,379
Purchase of interest rate caps	—	(1,447)	—	—	(1,447)
Proceeds from interest rate caps	—	2,439	—	752	2,813
Payments on foreign currency derivatives, net	—	(478)	—	—	(478)
Dividend income received from financial assets at fair value through profit or loss	—	81	—	—	81
Proceeds for development obligations	—	5	—	—	16,461
Net cash provided by investing activities	21,574	14,251	29,869	52,769	150,835
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Principal payments on notes and bonds payable	$(109,260)	$(273,173)	$(82,696)	$(158,004)	$(348,667)
Payments of deferred financing costs and extinguishment of debt	(5,172)	(6,454)	(5,005)	(2,564)	(9,813)
Interest paid	(48,314)	(49,136)	(21,389)	(18,646)	(60,399)
(Distribution) release of restricted cash for debt service obligations	(5,754)	28,692	505	13,480	13,962
Noncontrolling interest contributions	35	493	25	96	584
Noncontrolling interest distributions	(245)	(2,608)	—	(2,337)	(2,608)
Proceeds from loans from owner	10,000	—	—	—	—
Proceeds from notes and bonds payable	80,000	179,787	80,000	80,937	179,787
Distributions to owner	—	(5,850)	—	(2,000)	(6,554)
Net cash used in financing activities	(78,710)	(128,249)	(28,560)	(89,038)	(233,708)
Effect of exchange rate changes on cash and cash equivalents	(938)	295	(2,009)	(406)	(536)
Net (decrease) increase in cash and cash equivalents	(36,157)	(76,306)	5,249	(21,638)	(39,236)
Cash and cash equivalents, beginning of period	55,856	95,092	14,450	40,424	95,092
Cash and cash equivalents, end of period	$19,699	$18,786	$19,699	$18,786	$55,856

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$8,487	$—	$8,487	$—	$12,135
Distribution payable to owner	$—	$704	$—	$704	$—
Asset management fee reimbursement payable to owner	$13,917	$10,609	$13,917	$10,609	$12,006
Deposit applied to sale of investment property	$—	$—	$—	$—	$9,472
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION

a.These financial statements have been prepared in a condensed format as of September 30, 2025 and for the nine and three months period then ended ("interim condensed consolidated financial statements"). These interim condensed consolidated financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2024 and for the year then ended and the accompanying notes ("annual financial statements").

The Company and its subsidiaries (the "Group") operate in the investment real estate industry in the United States, which includes mainly investment in office, residential real estate, and undeveloped lands. In addition, the Company invests in joint ventures and a real estate equity security. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of September 30, 2025, the Company consolidated six office complexes, encompassing, in the aggregate, approximately 1.8 million rentable square feet and these properties were 66% occupied. In addition, the Company owned one residential home portfolio consisting of 2,078 residential homes, and one apartment property, containing 317 units, which were 92% and 86% occupied, respectively. The Company also owned one hotel property with 196 rooms, three investments in undeveloped land with approximately 247 developable acres, and one office/retail development property, two investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss. Additionally, the Company had two office complexes classified as held for sale.

b.Due to the increase in the interest rates and among other factors, the Company is experiencing liquidity difficulties with respect to certain financial covenant requirements, unable to refinance maturing debt in part or in full as it comes due and bear higher debt service costs and reduced yields relative to cost of debt. If the Company is unable to find alternative sources of financing, there is a possibility that the Company will not have sufficient funds to cover ongoing operating expenditures that may lead the Company to sell investment properties at values below their fair values. Based on interest rates as of September 30, 2025, if interest rates were 100 basis points higher or lower during the nine months ending September 30, 2025, the annualized interest expense on the Company's variable rate debt would increase or decrease by $4.0 million or $3.4 million, respectively.

In addition, tenants and potential tenants of the Company’s properties may be adversely impacted by inflation and rising interest rates, which could negatively impact the Company’s tenants’ ability to pay rent and the demand for the Company’s properties. Such adverse impacts on the Company’s tenants may cause increased vacancies, which may add pressure to lower rents and increase the Company’s expenditures for re-leasing.

c.The financial condition of the Company and the going concern assumption.

As of September 30, 2025, the Company had a working capital shortfall amounting to $775.8 million, primarily attributed to loans maturing within a twelve month period from the date of the statement of financial position, including: (i) Series B and Series D bonds ("Series Bonds") of 975.3 million Israeli new shekels ($295.0 million as of September 30, 2025) and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds, (ii) mortgage loans related to our residential homes portfolio of $190.2 million (October 2025 - April 2026 maturities) of which the October 2025 loan of $31.8 million was extended to December 1, 2025 subsequent to September 30, 2025, (iii) a mortgage loan related to the Crown Pointe office building of $54.7 million (forbearance agreement until December 2025, lien released in November 2025 due to the property sale), (iv) mortgage loans in technical default of $150.8 million, and (v) mortgage loans in default of 33.7 million. Additionally,

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

subsequent to September 30, 2025, a cross-collateralized mortgage loan of $152.6 million related to four investment properties was in technical default. As a result of the breaches and other factors, the Company may be obligated to dispose investment properties under forced-sale circumstances, which could result in proceeds that are lower, or materially lower, than their fair value as presented in the financial statements. Management estimates that these types of sales could result in discounts of approximately 10-35% below the than fair values.

As of September 30, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Additionally, on September 30, 2025, the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and this constitutes an event of default and as a result, the bondholders have the right to declare the Series Bonds of 975.3 million Israeli new shekels ($295.0 million as of September 30, 2025) immediately due and payable (Refer to Note 4 below for additional details). In July 2025, the Company completed a secured financing transaction of $80.0 million with WhiteHawk Capital Partners LP (the "WhiteHawk Loan") and as a result of completing this transaction, a trustee that represents the bondholders of the Series B and Series D bonds (the "Trustee"), issued a series of communications alleging potential breaches of duty, see below "Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company (the "Bondholders")" for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with the WhiteHawk Loan of $80.0 million.

During the three and nine months ended September 30, 2025, the Company recognized fair value losses of investment properties (including as a result of the sale of an asset and/or the signing of sale agreements) of $97.6 million and $208.8 million, respectively, due to declines in market conditions and projected cash flows, including assumptions such as the intended hold period, market rental rates and leasing assumptions, changes in sales comparisons, and based on quoted prices. In addition, as noted above, a portion of the losses resulted from the expedited sale of investment properties at values lower than their fair value. Continued declines in fair values may limit our ability to sell assets or refinance debt at attractive terms and actual results could be significantly different from the estimates. The Company may also negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee.

The Company’s residential homes portfolio is classified as Level 3 within the fair value hierarchy. In accordance with the accounting standards, the unit of measurement is the individual residential unit rather than the portfolio as a whole. Accordingly, the valuations are performed by measuring the fair value of each individual residential unit. It should be noted that a market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. Management estimates that if the residential homes will be sold as a portfolio, rather than as separate residential units, the expected proceeds may reflect a portfolio discount of approximately 10% to 25% relative to the value of the individual unit as reflected in the financial statements. Additionally, during the three and nine months ended September 30, 2025, the Company recognized impairment loss - hotel of $6.2 million and $9.4 million, respectively related to the Q&C Hotel due to declines in market conditions. To meet its repayment obligations in the coming year as mentioned above, the Company expects to generate cash flow from ongoing operations, additional sales of investment properties (including investments in unconsolidated joint ventures) and securities, and refinance loans. During October 2025, the Company entered into an amended Purchase and Sale Agreement for the Richardson office and undeveloped land assets for a sales price of $26.0 million

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

and in September 2025, the Company entered into a Purchase and Sale Agreement for Crown Pointe for a sales price of $38.0 million. Refer to Note 6 and 7 for additional details on these real estate transactions.

As of the date the condensed consolidated financial statements are issued, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the Standstill and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and Representatives, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill existing and projected its obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sale of its residential home portfolio, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern.

No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.

d.Class Action Suit

On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of September 30, 2025) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($37.6-43.9 million as of September 30, 2025). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company's legal counsel, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.

e.Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company (the "Bondholders").

The following is a summary of the main actions and the decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Postponement of the call for immediate repayment of Company’s debentures
On November 17, 2025, the Bondholders resolved to refrain from calling the Series Bonds for immediate repayment.

On November 17, 2025, Bondholders resolved to instruct the Trustee convene, by November 30, 2025, an assembly of holders of the Series Bonds to decide on the matter of calling the aforementioned debentures for immediate repayment.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

2.Rejection of a transaction for the sale of residential homes
On September 28, 2025, the Bondholders failed to approve a transaction for the sale of 1,799 residential homes from the Company's residential homes portfolio, as well as Company’s proposal to proceed with a transaction for the sale of 281 residential homes located in Michigan.

3.Proposals in principle for a settlement with the Bondholders
On September 19, 2025, the Company published a proposal in principle for a settlement with the Bondholders. On October 15, 2025, the Company received a proposal in principle for a settlement from the representatives of the Bondholders (the "Representatives").

4.Founding a Board of Directors' committee to coordinate negotiations between the Company and representatives of the debenture holders
On August 28, 2025, the Company's Board of Directors decided to form a committee, which includes the following members of the Board: Messrs. Peter McMillan III (Director and President of the Company), Keith Hall (Director and CEO of the Company), and Ron Hadassi (External Director) in favor of coordinating the negotiations between the Company and Representatives, alongside with the Pacific Oak Capital Advisors, LLC, the Company's advisor.

5.Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the Bondholders
On August 26, 2025, the Company reported that a Letter of Commitment (the "Standstill") was signed in favor of Trustee and in favor of the Bondholders.

6.Decision to order negotiations in accordance with the debt settlement principles document
On August 3, 2025, the meetings of the Bondholders have approved an instruction to the Trustee, the Representatives, and the Trustee's counsel and Bondholders to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document.

7.Decision to Notify the Company of the Objection of the Bondholders to the engagement in the Financing Agreement
On July 27, 2025, the meetings of the Bondholders have approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the Bondholders object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into.

8.Appointment of Representatives

Appointment of a joint representation
On July 21, 2025, the meetings of the Bondholders decided to appoint a joint representation for the Bondholders.

Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Holders of the Debenture Series
On July 31, 2025, the meetings of the Bondholders have approved the appointment of Mr. Amir Jiris as an American counsel for the Joint Representation.

Appointment of an American Legal Counsel for the Joint Representation
On July 31, 2025, the meetings of the Bondholders have approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

Appointment of Legal Advisor to the Trustee, the Bondholders and the Joint Representation
On July 28, 2025, the meetings of the Bondholders approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the "Joint Representation"). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co.

Appointment of a member of the Joint Representation
On July 28, 2025, the meetings of the Bondholders have decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of September 30, 2025, the Company’s investment in joint ventures was composed of the following (dollars in thousands):

	Properties as of September 30, 2025			Investment Balance as of
				September 30,		December 31, 2024
				2025	2024
Joint Venture		Location	Ownership %	Unaudited		Audited
110 William Joint Venture	1	New York, New York	(1)	$109,689	$129,629	$142,899
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	33,235	35,193	34,476
				$142,924	$164,822	$177,375
_____________________
(1)As of September 30, 2025, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES (CONTINUED)

The equity in (loss) profit of joint ventures for the nine and three months ended September 30, 2025 and 2024 and the year ended December 31, 2024 was as follows (in thousands):

	Nine Months Ended September 30,		Three Months Ended September 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
110 William Joint Venture	$(33,211)	$(46,261)	$(28,714)	$(36,256)	$(49,066)
Pacific Oak Opportunity Zone Fund I	(1,240)	622	(1,437)	(102)	(160)
Equity in loss of unconsolidated joint ventures, net	$(34,451)	$(45,639)	$(30,151)	$(36,358)	$(49,226)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	September 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Current assets	$7,824	$17,381	$8,676
Non-current assets (investment property)	483,808	403,600	464,900
Current liabilities (1)	369,756	11,489	23,824
Non-current liabilities	—	248,555	277,558

Equity	121,876	160,937	172,194

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$109,689	$129,629	$142,899
_____________________
(1)During the nine months ended September 30, 2025, the 110 William Joint Venture entered into a loan agreement for $21.0 million. The loan has an initial maturity date of July 5, 2026 with two annual extensions available and has an annual interest rate of one-month SOFR plus 15.0%.
In connection with the current liabilities described above, certain financial covenants apply to the Company's wholly owned subsidiary, Pacific Oak SOR Properties, the guarantor of the mezzanine loan. Based on preliminary calculations as of September 30, 2025, Pacific Oak SOR Properties did not comply with the minimum net worth covenant of $300 million, resulting in a technical default under the mezzanine loan agreement. The Company is engaged in discussions with the lender regarding a potential waiver, forbearance or amendment of this covenant, which may include, among other alternatives, the provision of additional collateral or a modification of the covenant calculation to reflect the joint venture interest, subject to the lender’s approval.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES (CONTINUED)

	Nine Months Ended September 30,		Three Months Ended September 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
Revenues	$10,158	$12,010	$3,678	$3,945	$15,890
Gross (loss) profit	(3,083)	212	(1,287)	(215)	(93)
Operating (loss) profit *)	(35,169)	(24,463)	(33,577)	(24,901)	(24,854)
Net loss *)	(50,320)	(38,951)	(38,171)	(29,968)	(43,834)
Share of equity in loss from joint venture (Based on the waterfall mechanism)	(33,211)	(46,261)	(28,714)	(36,256)	(49,066)
*) Includes revaluation of investment properties	$(31,678)	$(24,665)	$(31,919)	$(24,695)	$(24,748)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

	September 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Current assets	$2,190	$2,786	$1,970
Non-current assets (investment properties)	128,218	130,852	129,133
Current liabilities	1,195	1,307	828
Non-current liabilities	57,129	58,386	57,837

Equity	72,084	74,143	72,438

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$33,235	$35,193	$34,476

	Nine Months Ended September 30,		Three Months Ended September 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
Revenues	$6,855	$6,880	$2,746	$2,265	$9,184
Gross profit	3,784	5,738	1,419	1,759	7,687
Operating (loss) profit *)	(611)	2,837	(1,017)	632	1,915
Net (loss) profit *)	(2,627)	1,041	(3,011)	(201)	(479)
Share of (loss) profit from joint venture (Based on the waterfall mechanism)	(1,240)	622	(1,437)	(102)	(160)
*) Includes revaluation of investment properties	$(2,293)	$361	$(2,293)	$—	$(1,359)

The Company does not attach the financial statements related to the investment in joint ventures, as the report do not add more information to the contained above.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES (CONTINUED)

353 Sacramento Joint Venture

The Company previously suspended the equity method of accounting for the 353 Sacramento Joint Venture and in June 2025, the Company disposed its 353 Sacramento Joint Venture through a deed-in-lieu of foreclosure agreement with the lender.

NOTE 4:    FINANCIAL INSTRUMENTS

The following were the fair values of the Company’s financial instruments as of September 30, 2025 and 2024, and December 31, 2024 (in thousands):

	September 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Notes payable	$582,807	$557,592	$540,191
Series Bonds	$196,275	$376,094	$329,141
Related party loan	$10,000	$—	$—

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of September 30, 2025 was $215.2 million, (ii) the Net Adjusted Debt to Net Adjusted Cap was 83.8%; (iii) the Adjusted NOI was $49.3 million for the trailing twelve months ended September 30, 2025; and (iv) the consolidated scope of projects was $0 as of September 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants, as well as the bond rating covenant. The non-compliance of these covenants constitutes an event of default. Refer to Note 1 for additional information related to the default.
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of September 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of September 30, 2025 was $215.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 83.8%; and (iii) the Adjusted NOI was $49.3 million for the trailing twelve months ended September 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants, as well as the bond rating covenant. The non-compliance of these covenants constitutes an event of default. Refer to Note 1 for additional information related to the default.
The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance loss from financial assets at fair value through profit or loss.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the nine and three months ended September 30, 2025 and 2024 and as of and the year ended December 31, 2024 is as follows (in thousands):

	September 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Investment properties (including held for sale)	$520,776	$397,766	$—	$918,542
Property plant and equipment - hotel, net	$—	$—	$23,500	$23,500
Total assets	$743,385	$412,844	$25,399	$1,181,628
Total liabilities	$742,615	$198,306	$24,104	$965,025

	Nine months ended September 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$60,945	$27,281	$5,622	$93,848
Gross profit	$26,587	$12,489	$1,003	$40,079
Finance expenses, net	$44,525	$6,834	$1,750	$53,109

	Three months ended September 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$18,617	$9,008	$1,000	$28,625
Gross profit (loss)	$7,108	$5,572	$(246)	$12,434
Finance expenses, net	$17,023	$2,107	$685	$19,815

	September 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Investment properties	$913,518	$408,978	$—	$1,322,496
Property plant and equipment - hotel, net	$—	$—	$33,016	$33,016
Total assets	$1,136,347	$419,319	$35,569	$1,591,235
Total liabilities	$783,353	$201,538	$23,725	$1,008,616

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 5:    SEGMENT INFORMATION (CONTINUED)

	Nine months ended September 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$69,459	$26,663	$6,225	$102,347
Gross profit	$29,390	$12,445	$1,207	$43,042
Finance expenses, net	$46,582	$7,052	$1,727	$55,361

	Three months ended September 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$23,283	$8,641	$1,186	$33,110
Gross profit (loss)	$9,150	$4,463	$(175)	$13,438
Finance expenses, net	$17,683	$2,343	$553	$20,579

	December 31, 2024
	Audited
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Audited
Investment properties	$762,350	$395,595	$—	$1,157,945
Property plant and equipment - hotel, net	$—	$—	$33,624	$33,624
Total assets	$1,043,333	$408,875	$35,451	$1,487,659
Total liabilities	$737,527	$198,764	$23,465	$959,756

	Year ended December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Audited
Total revenues and other income	$90,938	$35,200	$9,061	$135,199
Gross profit	$38,015	$16,141	$2,184	$56,340
Finance expenses, net	$60,252	$9,371	$2,269	$71,892

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Series B Bond Payment

In January 2025, the Company made a principal installment payment of 75.3 million Israeli new Shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. Subsequent to this installment payment, one Series B Bond installment remain, due on January 31, 2026. Refer to Note 1 for additional details.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONTINUED)

Due to Affiliates

During the nine months ended September 30, 2025 the Company entered into loan agreements and subsequently amended loan agreements with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. As of September 30, 2025, the outstanding loan balance was $10.0 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recorded as finance expenses, net, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of Pacific Oak Residential Trust, Inc., the Company’s subsidiary and is recorded as due to affiliates in the accompanying condensed consolidated statements of financial position. As of September 30, 2025, the due to affiliates balance consist of $10.6 million related to the loan and accrued interest, $8.7 million of asset management fees due under the back to back agreement, and $0.6 million of reimbursable fees.

Crown Pointe Mortgage Loan

In April 2025, in light of the decision of the Company to market and sell the property, the borrowing company and the current lender in the property entered into a forbearance agreement in which the parties agreed to postpone the final repayment date of the loan in the amount of $54.7 million until December 2025. As part of the aforesaid agreement, it was agreed that during the term of the agreement, the expiration of the final repayment date would not constitute an event of default of the loan and that a cash sweep mechanism would be activated. The property was sold subsequent to September 30, 2025, refer to Note 7 for additional details.

WhiteHawk Loan and Series C Bonds Payoff

In July 2025, the Company entered into the WhiteHawk Loan for $80.0 million. The loan has an annual interest rate of one-month SOFR plus 6.50% with a SOFR floor of 3.50% and a maturity date of the earlier of December 1, 2027 or a triggering event. The loan is secured by the Company's undeveloped lands in Park Highlands and Richardson and 210 West 31st Street, a development property. As a result of entering into the loan, the Company early paid all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty. Additionally, $5.0 million was paid to the owner for deferred asset management fees under the back to back agreement.

110 William Joint Venture

During the nine months ended September 30, 2025, the 110 William Joint Venture successfully delivered two tranches of office space to a major tenant and as a result, received $31.8 million from the tenant.

Real Estate Sale

In July 2025, the Company sold Georgia 400 Center, an office property, for gross sale proceeds of $39.1 million, before closing costs and credits. In connection with the sale, the Company repaid $39.5 million of the outstanding principal due under the secured mortgage loan and recognized a gain on extinguishment of debt of $0.9 million.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONTINUED)

Held for Sale Assets

As of September 30, 2025, the Richardson office and Crown Pointe investment properties, in the strategic opportunistic properties segment met the held for sale criteria and the Company reclassified these properties in the accompanying condensed consolidated statements of financial position. The properties were under contract to sell for gross sales prices of $26.0 million (including Richardson undeveloped land and amended in October 2025) and $38.0 million, respectively and are expected to close within twelve months. The Company anticipates that the gross proceeds to be received from the Richardson sale will be used for: (a) repayment of senior debt and accrued interest on the Richardson office loan in the amount of $12.2 million; (b) an amount of $1.8 million for partial repayment of a loan related to the Q&C Hotel property, which is secured by a cross-collateralization on the Richardson office loan, (c) an amount of $5 million for partial repayment of the WhiteHawk loan (under which the Richardson lands property is pledged and the amount is subject to receiving WhiteHawk consent), (d) transaction costs (selling costs and credits) in the amount of $0.4 million and $1.4 million, respectively. Based on these estimates, the Company is expected to yield net cash flow of $5.2 million, before payment of a disposition fee to the Company's advisor in the amount of $0.3 million, which is subject to approval. The Crown Pointe sale will not yield any cash flow to the Company due to the outstanding loan balance exceeding the gross sales price and this sale was completed in November 2025, refer to Note 7 for additional details.. There can be no assurance that the Company will complete the Richardson sale and the purchaser is not affiliated with the Company or the Company's advisor.

Default on Loans

As of September 30, 2025, the Company was in technical default on eight notes and bonds payable with an aggregate carrying value of $479.5 million. The technical default was due to a combination of: covenant violations, maturities, and unmet debt service payments and as a result, the debt may be immediately due and payable. As of the date the condensed consolidated financial statements are issued, the Company were still in negotiations with the lenders. Subsequent to September 30, 2025, the Company was in technical default with a cross-collateralized mortgage loan of $152.6 million related to four investment properties.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued.

Advisory Agreement

In November 2025, the advisory agreement between Pacific Oak Strategic Opportunity REIT, Inc. (the "Parent") and the Company's advisor was renewed with an initial term of one month from November 1, 2025 and will be automatically renewed for successive one-month terms until November 1, 2026, except that the agreement shall terminate on the date the Parent ceases being subject to the Standstill, if such date occurs prior to November 1, 2026.

Crown Pointe Sale

In November 2025, the Company completed the sale of the Crown Pointe office property for a gross sales price of $38.0 million and was released from the lien of the mortgage loan of $54.7 million.